Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the ‘mktg, inc.’ 2010 Equity Incentive Plan of our report dated January 20, 2010, with respect to the consolidated financial statements of ‘mktg, inc.’ and subsidiaries included in its Annual Report (Form 10-K), for the year ended March 31, 2009 filed with the Securities Exchange Commission.

/s/ ParenteBeard LLC
ParenteBeard LLC
April 21, 2010